As filed with the Securities and Exchange Commission on June 27, 2008

                                                      Registration No. 333-51496
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                             -----------------------

                             SCOTTISH RE GROUP LTD.
             (Exact name of registrant as specified in its charter)

                             -----------------------

       Cayman Islands                    001-16855                98-0362785
(State or Other Jurisdiction     (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


                  P.O. Box HM 2939                          Paul Goldean, Esq.
Crown House, Second Floor, 4 Par-la-Ville Road          Scottish Re Group Limited
                   Hamilton HM12                     Crown House, Second Floor, 4 Par-la-
                      Bermuda                                    Ville Road
                                                               Hamilton HM12
                                                                   Bermuda
                                                               (441) 295-4451
    (Address of Principal Executive Offices)     (Name, Address and Telephone Number,
                                                 Including Area Code, of Agent for Service)


                                 With Copies To:
                             Stephen G. Rooney, Esq.
                              125 West 55th Street
                               New York, NY 10019
                                 (212) 424-8000

                                 (441) 295-4451
                         Registrant's telephone number,
                               including area code

                                       N/A
          (Former name or former address, if changed since last report)

               SECOND AMENDED AND RESTATED 1998 STOCK OPTION PLAN
                            (Full Title of the Plan)


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             EXPLANATORY NOTE / DEREGISTRATION OF UNSOLD SECURITIES

     The registration statement on Form S-8 (Registration No. 333-51496) (the "Registration Statement") of Scottish Re Group Ltd. (the "Company"), pertaining to the registration of 1,600,000 shares of the Company's ordinary shares, par value $0.01 per share, to which this Post-Effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission ("SEC") on December 8, 2000.


     As a result of the delisting of the Company's shares from the New York Stock Exchange and the fact that there are less than 300 holders of record of its shares as of December 31, 2007, the Company has no obligation to continue to file, and does not plan to file, periodic reports with the SEC for any periods after January 1, 2008. The Company filed with the SEC a Form 15 on May 13, 2008, to terminate its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to withdraw from registration the securities registered but unsold under the Registration Statement.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, North Carolina on this 27th day of June, 2008.



                                    SCOTTISH RE GROUP LTD.


                                    By:  /s/ Paul Goldean
                                        ----------------------------
                                        Paul Goldean
                                        Chief Administrative Officer

            SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated as of the 27th day of June, 2008:

Signature                             Title

 /s/ George Zippel                    President and
--------------------------            Chief Executive Officer
George Zippel

 /s/ Terry Eleftheriou                Executive Vice President and
----------------------------          Chief Financial Officer
Terry Eleftheriou

 /s/ Jonathon Bloomer                 Chairman of the Board
--------------------------
Jonathon Bloomer

 /s/ James Butler                     Director
---------------------------
James Butler

 /s/ James Chapman                    Director
-------------------------
James Chapman

 /s/ Thomas Finke                     Director
--------------------------
Thomas Finke

 /s/ Seth Gardner                     Director
---------------------------
Seth Gardner

 /s/ Jeffrey Hughes                   Director
---------------------------
Jeffrey Hughes

 /s/ Robert Joyal                     Director
---------------------------
Robert Joyal

 /s/ Larry Port                       Director
---------------------------
Larry Port

 /s/ Michael Rollings                 Director
----------------------------
Michael Rollings

 /s/ Raymond Wechsler                 Director
----------------------------
Raymond Wechsler